UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

MATCH GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34148	59-2712887
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Registered Direct Offering

On September 22, 2021, Match Group, Inc. (“Match Group”) announced the pricing (the “Registered Direct Pricing”) of its registered direct offering of shares of its common stock.

The press release announcing the Registered Direct Pricing is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Notes Offering

On September 22, 2021, Match Group announced the pricing (the “Notes Pricing”) by its indirect wholly owned subsidiary, Match Group Holdings II, LLC, of its offering in a private placement of $500.0 million aggregate principal amount of 3.625% senior notes due 2031.

The press release announcing the Notes Pricing was issued in accordance with Rule 135c under the Securities Act of 1933, as amended, and is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated September 22, 2021 announcing the Registered Direct Pricing
99.2	Press Release dated September 22, 2021 announcing the Notes Pricing
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
	Name:	Jared F. Sine
	Title:	Chief Business Affairs Officer and Legal Officer Secretary

Date: September 23, 2021